                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                            Tufco Technologies, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                            TUFCO TECHNOLOGIES, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 15, 2002

                             ---------------------

To Our Stockholders:

     You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at the Sawgrass Marriott, 1000 PGA Tour Blvd., Ponte Vedra Beach, Florida, 32082, on Friday, March 15, 2002, at 8:00 a.m., eastern standard time for the following purposes:

     PROPOSAL 1. To elect six directors to serve for a one-year term and until their successors are elected and qualified.

     PROPOSAL 2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2002.

     PROPOSAL 3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     The record date for the annual meeting is January 28, 2002. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting.

     The board of directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

                                                       Drew W. Cook,
                                                       Secretary

February 8, 2002

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, MARCH 15, 2002

                             ---------------------

Tufco Technologies, Inc.
4800 Simonton Road
Dallas, Texas 75244

     The Board of Directors of Tufco Technologies, Inc. ("Tufco," the "Company," "we", or "us") is soliciting proxies to be used at the 2002 annual meeting of stockholders to be held at the Sawgrass Marriott, 1000 PGA Tour Blvd., Ponte Vedra Beach, Florida, 32082, on Friday, March 15, 2002, at 8:00 a.m., eastern standard time, local time. This proxy statement, accompanying proxy and annual report to stockholders for the fiscal year ended September 30, 2001 are first being mailed to stockholders on or about February 8, 2002. Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute part of this proxy statement.

WHO CAN VOTE

     Only stockholders of record as of the close of business on January 28, 2002 are entitled to notice of and to vote at the annual meeting. As of January 28, 2002, we had outstanding 4,644,919 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

HOW YOU CAN VOTE

     Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this proxy statement and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2002. The persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

REVOCATION OF PROXIES

     You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

          (1) by delivering a written notice of revocation to the Corporate Secretary of Tufco;

          (2) by timely submitting a duly executed proxy bearing a later date;
     or

          (3) by attending the annual meeting and expressing the desire to vote your shares in person.

QUORUM

     A majority of the outstanding shares of common stock on January 28, 2002 (2,322,460 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes are when a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes will not be included in the determination of the number of shares present at the annual meeting for quorum purposes.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (STOCKTRANS, INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors will consist of one to twelve directors, as determined from time to time by resolution of the board. The board of directors has set the number of directors at six, all of whom are to be elected at the annual meeting. Each director will serve until the 2003 annual meeting and until his successor has been elected and qualified or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

     We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board of directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the board of directors, unless a contrary instruction is given in the proxy.

     Each stockholder is entitled to cast one vote for each share of common stock held on January 28, 2002. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

     The persons nominated to be directors are listed below. All of the nominees listed below are currently directors and have been since 1992, except Mr. LeCalsey, who became a director in September 1996, and Mr. Preston who became a director in September 1999.

     During fiscal year 2001, the Board of Directors held four meetings. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the committees on which he served.

     The following information as of February 8, 2002 is submitted concerning the nominees named for election as directors:

NAME                                     AGE                POSITION WITH TUFCO
- ----                                     ---                -------------------
Robert J. Simon........................  43    Chairman of the Board of Directors
Samuel J. Bero.........................  66    Director
C. Hamilton Davison, Jr. ..............  42    Director
Louis LeCalsey, III....................  63    Director, President and Chief Executive
                                               Officer
William J. Malooly.....................  59    Director
Seymour S. Preston, III................  68    Director

     Robert J. Simon -- Mr. Simon has been Chairman of the Board of directors since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures, Ltd., a private investment firm, since 1992 and a General Partner of Bradford Associates since 1989, having started at the firm in 1984. Mr. Simon served as Chairman of the Board of Foilmark, Inc., (NASDAQ: FLMK) until May 2001 when the Company was sold to Illinois Tool Works Inc. (NYSE: ITW). Mr. Simon is either Chairman of the Board or a director of Wolverine Brass, Parmarco Technologies, Inc., TriMark USA, Inc., Mexican Accent, Inc., Overseas Equity

Investors Ltd., Overseas Private Investors Ltd., and Overseas Callander Fund, Ltd. and several other privately held companies.

     Samuel J. Bero -- Mr. Bero had been President and Chief Executive Officer from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and our General Manager since 1974, when he co-founded Tufco Industries, Inc., our predecessor. Mr. Bero has been a director since 1992 and has over 33 years of experience in the converting industry.

     C. Hamilton Davison, Jr. -- Mr. Davison has been a director since 1992. Mr. Davison has been the President and a director of Paramount Cards, Inc., a manufacturer and retailer of greeting cards, since 1988 and Chief Executive Officer since 1995. Prior to that time, Mr. Davison was Vice President, International and Marketing of Paramount Cards, Inc. Mr. Davison is also a director and former President of the greeting card industry trade association. In addition to other private companies and not-for-profit boards, he served as a director and member of the audit committee of Valley Resources (AMEX:VR) until 2000 when the company was sold to Southern Union (NYSE:SUG). Mr. Davison received a Bachelors Degree from Vanderbilt University and a masters degree from the University of Texas.

     Louis LeCalsey, III -- Mr. LeCalsey has been a director and our President and Chief Executive Officer since October 1996. Previously he was President of Tufco Industries, Inc., our predecessor, from April 1996 through September 1996 and prior to that he served as Vice President of Worldwide Logistics for Scott Paper Company, the culmination of a 23-year career with Scott in various leadership positions. Mr. LeCalsey serves as a director for TriMark USA, Inc., as well as a member of the Advisory group for Bradford Equities Fund L.P.

     William J. Malooly -- Mr. Malooly has been a director since 1992. Mr. Malooly was the Chairman and Chief Executive Officer of Bank One, Green Bay since 1977 until he retired from Bank One in September 1999. Mr. Malooly is currently engaged in consulting and investing.

     Seymour S. Preston, III -- Mr. Preston has been a director since September 1999. Mr. Preston is the Chairman and Chief Executive Officer of AAC Engineered Systems, Inc. a manufacturer of deburring and metal finishing equipment. From 1990 to 1993, Mr. Preston was President and Chief Executive Officer of Elf Atochem North America, Inc., a manufacturer and marketer of plastics and specialty chemicals. Prior to 1990, Mr. Preston was President, Chief Operating Officer and director of Pennwalt Corporation. Mr. Preston is currently a director of Albemarle Corporation, Scott Specialty Gases, Inc., The Barra Foundation, The Wistar Institute, and is the Interim President of the Academy of Natural Sciences of Philadelphia. Mr. Preston received a BA in chemistry from Williams College and an MBA from the Harvard Business School.

     None of the directors listed herein is related to any other director or executive officer of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL ONE.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee, and an Audit Committee but not a Nominating Committee.

EXECUTIVE COMMITTEE

Functions:                   Serves in the event action must be taken by the
                             board of directors at a time when convening a meeting of the entire Board of Directors is not feasible. May exercise all of the authority of the board of directors in the business and affairs of Tufco with certain exceptions.

Members:                     Samuel J. Bero
                             Robert J. Simon

Number of Meetings in 2001:  One.

AUDIT COMMITTEE

Functions:                   Reviews proposals from our independent auditors
                             regarding annual audits. Recommends the engagement or discharge of the auditors. Reviews recommendations of the auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices.
                             Reviews the scope of the annual audit. Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors. Reviews and discusses the unaudited quarterly and audited annual financial statements with management and the auditors prior to the earnings release.

Members:                     Robert J. Simon
                             William J. Malooly
                             Seymour S. Preston III

Number of Meetings in 2001:  Five

COMPENSATION COMMITTEE

Functions:                   Reviews annual salaries and bonuses and determines
                             the recipients of, and time of granting of, stock options. Determines the exercise price of each stock option and the number of shares to be issued upon the exercise of each stock option.

Members:                     Samuel J. Bero
                             Robert J. Simon
                             C. Hamilton Davison, Jr.

Number of Meetings in 2001:  One.

                             DIRECTOR COMPENSATION

     Our directors who are not employees receive:

        - an annual fee of $7,000,

        - a payment of $1,500 for each board meeting attended, and

        - a payment of $1,500 for each committee meeting attended.

In addition, upon election or reelection to the Board of Directors at the annual meeting, each non-employee director receives an option to acquire 3,000 shares of common stock under Tufco's 1993 Non-Employee Director Stock Option Plan, as amended. The options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting. On March 23, 2001, Messrs. Bero, Davidson, Malooly, Preston and Simon each received options to acquire 3,000 shares of common stock under the aforementioned stock option plan, with an exercise price of $7.375 per share.

                                   MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation for each of the fiscal years ended September 30, 2001, 2000 and 1999 to the Chief Executive Officer and the other most highly compensated executive officers who earned a total annual salary and bonus in excess of $100,000 in fiscal year 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                            ANNUAL COMPENSATION                   SECURITIES
NAME AND                                    -------------------   OTHER ANNUAL    UNDERLYING     ALL OTHER
PRINCIPAL POSITION            FISCAL YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
- ------------------            -----------   --------   --------   ------------   ------------   ------------
Louis LeCalsey, III.........     2001       $250,000   $ 75,000      --                 --            --
  Director, President and        2000        237,500     41,563      --             75,000            --
  Chief Executive Officer        1999        225,000    184,670      --             34,000            --
Gregory L. Wilemon(1).......     2001       $183,750   $ 55,125      --                 --            --
  Chief Financial Officer,       2000       $175,000   $ 15,313      --             42,000            --
  Chief Operating Officer,       1999        167,500    137,476      --             12,000            --
  Secretary and Treasurer

- ---------------

(1) Gregory L. Wilemon was replaced as acting Chief Financial Officer of the Company by Drew Cook on December 19, 2001.

EMPLOYMENT AGREEMENTS

     Mr. LeCalsey entered into an employment agreement with us effective September 19, 1996, under which he serves as the President and Chief Executive Officer for an initial term of three years with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If he is terminated without cause, we are obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits him from competing with us while employed by us (or while receiving severance pay from us) and for one year after termination of his employment with us. The employment agreement provides for an initial annual base salary of $200,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

     Mr. Wilemon entered into an employment agreement with us effective October 1, 1996, under which he served as Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer for an initial term of two years. The agreement provides for successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If he is terminated without cause, we will be obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits him from competing with us while employed by us (or while receiving severance pay from us) and for one year thereafter. The employment agreement provides for an initial annual base salary of $150,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

                                 OPTION TABLES

OPTION GRANTS

     No stock options were granted by the Company during fiscal year 2001 to the named executive officers.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of September 30, 2001 held by the executive officers. In fiscal year 2001, Louis LeCalsey, III exercised options to acquire 3,645 and 5,924 shares of common stock, for an exercise price of $7.00 and $6.75 per share, respectively, and Greg Wilemon exercised options to acquire 4,170 shares of common stock for an exercise price of $7.00 per share.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2001 AND
                       FISCAL 2001 YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL 2001        IN-THE-MONEY OPTIONS AT
                           SHARES                             YEAR-END               FISCAL 2001 YEAR-END(2)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                     -----------   -----------   -----------   -------------   -----------   -------------
Louis LeCalsey III.....     9,569        $3,873        150,666        38,334         $42,000         $  --
Gregory L. Wilemon.....     4,170         1,043         54,834        22,666          13,500            --

- ---------------

(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.

(2) The fair market value on September 30, 2001 of the common stock underlying the options was $7.50 per share.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

     With respect to fiscal 2001, the Audit Committee has reviewed and discussed the audited financial statements with management. Management has the responsibility for the preparation of our financial statements, and the independent auditors have the responsibility for the examination of those statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors concurred in such recommendations.

     As a general rule, NASDAQ requires audit committees to consist of at least three members, each of whom is independent and is able to read and understand financial statements or will become able to do so within a reasonable period of time after appointment to the committee. Also, at least one member must have the experience or background which results in financial sophistication. According to NASDAQ rules, a director will not be considered "independent" if, among other things, he has:

     - been employed by the Company or any affiliate of the Company in the current year or in any of the past three years;

     - an immediate family member who is or has been employed as an executive officer by the Company or an affiliate of the Company in any of the past three years;

     - been employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

     - received from the Company or any affiliate of the Company compensation (other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation) greater than $60,000 during the previous fiscal year; or

     - in any of the past three years, been a partner in, or controlling shareholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (1) $200,000; or (2) more than 5% of the Company's or business organization's consolidated gross revenues for the year.

     One member of the Company's Audit Committee, Robert J. Simon has served as Senior Managing Director of Bradford Ventures, Ltd., since 1992, and a General Partner of Bradford Associates since 1989. During fiscal 2001, we paid Bradford Ventures $275,840.56 in fees. We believe that the terms of the agreement with Bradford Ventures are at least as favorable to us as could be obtained from an unaffiliated party. NASDAQ rules permit the appointment of one director who is not considered independent to a company's audit committee if the board of directors believes such director's appointment is required by the best interests of the company and its stockholders. Based upon Mr. Simon's financial experience and background the Company's Board of Directors has determined that Mr. Simon's membership on the Audit Committee is required by the best interests of the Company and its stockholders.

                                            Respectfully submitted,
                                              Robert J. Simon
                                              William J. Malooly
                                              Seymour S. Preston III

AUDIT FEES; FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES; ALL OTHER FEES

     In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP has provided various other services during fiscal 2001. The aggregate fees billed for fiscal 2001 for each of the following categories of services are set forth below:

        Audit of the Company's annual financial statements for fiscal 2001 and reviews of the quarterly financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2001: $123,082

        All other services: $45,000

     Deloitte & Touche LLP has not provided any information technology services to the Company during fiscal 2001. The fee set forth above for "other services" pertains to tax return preparation and tax consulting services.

     The Audit Committee has reviewed summaries of the services provided and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Our executive compensation is supervised by our compensation committee. The functions of the compensation committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the compensation committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

     In general, we compensate our executive officers through base salary, but may also consider cash bonuses and long-term incentive compensation. In addition, executive officers participate in benefit plans that are generally available to our employees.

     The compensation committee's compensation policies for executive officers follow our compensation policy for all employees. This policy emphasizes the principle that compensation should be commensurate with performance of the individual and the company. With regard to the chief executive officer, the compensation committee considers a broad array of factors in establishing his base salary and bonus, including the salary and bonus payments for chief executive officers at companies in similar businesses. For fiscal year 2001, our chief executive officer had an employment agreement that provided for a minimum base salary of $200,000.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction that may be claimed by a public company for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million is paid pursuant to a performance-based plan. This provision became effective January 1, 1994 with respect to us. After considering the application of Section 162(m) to its compensation policies, the committee has determined that the provisions of Section 162(m) would not affect the compensation of any of the officers named above. To the extent that this might not continue to be the case, the committee would consider any changes necessary to conform to the provisions of Section 162(m).

     The compensation committee determined the salary for our chief executive officer for fiscal year 2001 based on the foregoing factors.

                                            Respectfully submitted,
                                            Compensation Committee:
                                              Samuel J. Bero
                                              Robert J. Simon
                                              C. Hamilton Davison, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bero and Mr. Simon serve on our compensation committee. Mr. Bero was an officer from November 1993 until his retirement in July 1995 and Mr. Simon currently is a general partner of Bradford Associates.

     We lease one of our facilities from a partnership in which Samuel J. Bero is a partner. The lease has a seven-year term that expires on April 1, 2003. We have options to renew the lease for an additional three-year term at a negotiable rental rate. We paid total rent of $111,060 to the partnership that is the lessor of this facility for fiscal year 2001. We believe that the terms of this lease are at least as favorable to us as could have been obtained from an unaffiliated party.

     We have made interest-free advances to Mr. Bero and one other former stockholder of Tufco Industries, Inc., to purchase life insurance policies on their lives. The policies are collectively assigned to us as security for the advances. As of September 30, 2001, the only outstanding advance in excess of $60,000 was $89,829 to Mr. Bero.

     Upon completion of the acquisition of Executive Converting Corporation in January 1994, we amended an agreement with Bradford Ventures, Ltd., an affiliate of Bradford Venture Partners, L.P., one of our stockholders, and Mr. Simon, under which Bradford Ventures provides various financial consulting services to us for an initial term of 10 years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford Ventures has assisted us in structuring our initial public offering and the Executive Converting Corporation acquisition and restructuring our long-term obligations. We expect to use the services of Bradford Ventures in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions. We are obligated to pay Bradford Ventures an annual fee of $239,245 under the agreement, subject to a 5% annual increase, plus reasonable out-of-pocket expenses. During fiscal year 2001, we paid Bradford Ventures $275,840.56 in fees. We believe that the terms of the agreement with Bradford Ventures are at least as favorable to us as could be obtained from an unaffiliated party.

                               PERFORMANCE GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG TUFCO TECHNOLOGIES, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                              [PERFORMANCE GRAPH]

                     ASSUMES $100 INVESTED ON OCT. 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 2001

- --------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
- --------------------------------------------------------------------------------
 Tufco Technologies,
  Inc.                 100.00    166.00    112.00    120.00    162.00    120.00
 MG Group Index        100.00    114.19     74.75     87.93     64.18     67.71
 NASDAQ Market Index   100.00    135.92    141.25    228.51    312.59    128.07

     The graph above compares the performance of our common stock with the performance of the NASDAQ Market Index and the MG Paper Products Group Index from October 1, 1996, through September 30, 2001. The comparison assumes $100 was invested on October 1, 1996, in our common stock and in each of the aforementioned indices and assumes reinvestment of dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all
Section 16(a) forms they file.

     Based solely upon a review of the reports furnished to us with respect to fiscal year 2001, no person failed to disclose on a timely basis reports required by Section 16(a).

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 21, 2002 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual's spouse.

     Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

                                                              AMOUNT AND NATURE OF   PERCENT OF
                                                              BENEFICIAL OWNERSHIP     CLASS
                                                              --------------------   ----------
OVER 5% STOCKHOLDERS
Robert J. Simon (1)(3)(4)(5)................................       2,647,543            56.8%
Barbara M. Henagan(1)(3)....................................       2,621,661            56.4
Bradford Venture Partners, L.P.(1)(2).......................       1,909,870            41.1
Overseas Equity Investors Partners(3)(6)....................         709,870            15.3
OTHER DIRECTORS AND EXECUTIVE OFFICERS
Samuel J. Bero(7)...........................................         204,000             4.4
Louis LeCalsey III(8).......................................         240,917             5.0
C. Hamilton Davison, Jr.(5).................................          21,842               *
Seymour S. Preston III(11)..................................          11,000               *
William J. Malooly(5).......................................          21,000               *
Gregory L. Wilemon(9).......................................          76,850             1.6
Directors and Executive Officers as a Group (7
  persons)(1)(3)(10)........................................       3,225,073            65.5%

- ---------------

  *  Less than one percent

 (1) The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of Bradford Venture Partners and, as such, holds a 1% interest in that partnership. The business address of each of Mr. Simon and Ms. Henagan is 44 Nassau Street, Princeton, New Jersey, 08542.

 (2) The address of the stockholder is 44 Nassau Street, Princeton, New Jersey 08542.

 (3) The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity Investors Partners as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as chairman of the board of directors of the corporation that acts as the managing partner of Overseas Equity. Bradford Associates holds a 1% partnership interest in Overseas Equity, which may increase upon the satisfaction of certain contingencies related to the overall performance of Overseas Equity's investment portfolio, and also acts as an investment advisor for Overseas Equity.

 (4) The stockholder is also one of our directors.

 (5) The amount shown includes 18,000 shares that may be acquired under options currently exercisable.

 (6) The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda.

 (7) The amount shown includes 14,000 shares that may be acquired under options currently exercisable.

 (8) The amount shown includes 150,666 shares that may be acquired under options currently exercisable.

 (9) The amount shown includes 54,834 shares that may be acquired under options currently exercisable. Mr. Wilemon served as the Chief Financial Officer of the Company until December 18, 2001.

(10) The amount shown includes an aggregate of 279,500 shares that may be acquired under options currently exercisable.

(11) The amount shown includes 6,000 shares that may be acquired under options currently exercisable.

              PROPOSAL TWO -- RATIFICATION OF INDEPENDENT AUDITORS

     The stockholders are asked to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2002. The selection was based upon the recommendation of our audit committee.

     Representatives of Deloitte & Touche LLP will be available by teleconference at the annual meeting to respond to appropriate questions from stockholders.

     Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote for this proposal to ratify the selection of the independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

                             STOCKHOLDER PROPOSALS

     To be included in the proxy statement, any proposals of holders of common stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2003 must be received by the Company, addressed to the Secretary of the Company, 4800 Simonton Road, Dallas, Texas, 75244, no later than October 11, 2002, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

     Any holder of common stock of the Company desiring to bring business before the 2003 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 4800 Simonton Road, Dallas, Texas, 75244, no later than December 25, 2002.

                                 OTHER BUSINESS

     We know of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the proxies will vote and act according to their best judgment.

                                    EXPENSES

     The expense of preparing, printing, and mailing proxy materials to our stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees, none of whom will receive additional compensation therefor. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by us upon request for their reasonable out-of-pocket expenses.

                                 ANNUAL REPORT

     We have provided without charge a copy of our annual report to stockholders for fiscal year 2001 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All such requests should be directed to: Drew W. Cook, Corporate Secretary, Tufco Technologies, Inc., 4800 Simonton Road, Dallas, Texas 75244.

                                       P
                                       R
                                       O
                                       X
                                       Y

                            TUFCO TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 15, 2002

                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                            TUFCO TECHNOLOGIES, INC.

The undersigned hereby appoints ROBERT J. SIMON and DREW COOK, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned's shares of common stock held of record on January 28, 2002, at the 2002 annual meeting of stockholders or at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST TWO PROPOSALS. THE PROXIES WILL VOTE WITH RESPECT TO THE THIRD PROPOSAL ACCORDING TO THEIR BEST JUDGMENT.

1. Election of Directors.

   FOR all nominees listed below (except as marked below to the  WITHHOLD AUTHORITY to vote for all nominees listed below [ ]
   contrary) [ ]

  (Samuel J. Bero, C. Hamilton Davison, Jr., Louis LeCalsey III, William J. Malooly, Seymour S. Preston III and Robert J. Simon)

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME ABOVE.

2. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the 2002 fiscal year.

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as name appears below. When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                        Dated:                            , 2002
                                              ----------------------------


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if shares held in more
                                        than one name

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.